Exhibit 99.1

Investor Contacts:	Media:
Karen Breen	Julie Lucas
Dan Campbell	Public Relations
Investor Relations	303-397-8555
303-397-8592
303-397-8634

TELETECH ANNOUNCES DECISION TO EXIT CUSTOMER MANAGEMENT CENTER
IN GLASGOW, SCOTLAND

Will Facilitate Achieving Profitable Operations in the United Kingdom Region

Denver, Colo., July 13, 2005 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a global provider of customer management and business process outsourcing (BPO) solutions, today announced it will elect an early lease termination option to close its Customer Management Center (CMC) located in Glasgow, Scotland during the second quarter of 2006. No decisions have yet been made regarding alternative locations for the work performed at this facility. The Glasgow CMC generated an operating loss, on a regional basis, of approximately $3 million during the past twelve months.

This announcement is a key element of TeleTech’s plan to achieve profitability in its United Kingdom operations. The other key element is future sales generated from its recent recruitment of a new sales force in the United Kingdom.

The early lease termination of the Glasgow, Scotland CMC will result in an impairment charge of approximately $2.5 million that will be recorded in the Company’s second quarter 2005 financial statements. This action is expected to result in an annualized pre-tax profit improvement of at least $2.5 million beginning in the third quarter 2006.

Percepta, TeleTech’s joint venture with Ford Motor Company, will retain its operations in Glasgow.

ABOUT TELETECH

     TeleTech is a global business services company that provides a full range of front- to back-office outsourced solutions including customer management, BPO, and database marketing services to measurably enhance clients’ core customer management processes. TeleTech’s ability to create innovative strategies, combined with its global technology platform and delivery infrastructure, helps clients increase revenue, lower costs, and retain their customers around the world. TeleTech’s products and services, standardized processes, and recognized capabilities to implement complex global projects make the Company a valued partner for clients that include Global 1000 businesses and governments. TeleTech partners with clients to offer 150 languages, through its more than 32,000 employees, in 17 countries. For additional information, visit www.TeleTech.com.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause TeleTech’s and its subsidiaries’ actual results to differ materially from those expressed or implied by such forward-looking statements, including but not limited to the following: risks associated with achieving the Company’s expected profit improvement in its United Kingdom operations; the ability to close and ramp new business opportunities that are currently being pursued with existing clients and potential clients; the ability for the Company to execute it’s growth plans, including sales of new products (OnDemand and InCulture); to increase profitability via the globalization of its North American best operating practices; to achieve its three-year financial goals and targeted cost reductions; the possibility of the Company’s Database Marketing and Consulting segment not returning to historic levels of profitability; the possibility of lower revenue or price pressure from client’s experiencing a downturn in their business; greater than anticipated competition in the customer care market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; consumers’ concerns or adverse publicity regarding the products of the Company’s clients; higher than anticipated start-up costs or lead times associated with new ventures or business in new markets; execution risks associated with performance-based pricing metrics in certain client agreements; the Company’s ability to find cost effective locations, obtain favorable lease terms, and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather or terrorist-related events; risks associated with attracting and retaining cost-effective labor at the Company’s customer management centers; the possibility of additional asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which the Company operates; changes in accounting policies and practices promulgated by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry.

Please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the three months ended March 31, 2005, for a detailed discussion of factors discussed above and other important factors that may impact the Company’s business, results of operations, financial condition, and cash flows. The Company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

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